UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 17, 2015

Hansen Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33151	14-1850535
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 East Middlefield Road, Mountain View, California		94043
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 404-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 13, 2015 Hansen Medical, Inc. (the "Company") was notified by the Nasdaq Stock Market that it is not in compliance with the continued listing requirements for the Nasdaq Global Select Market contained in Nasdaq Listing Rule 5450(a)(1) requiring the Company's listed securities to have a minimum bid price of $1.00 per share for 30 consecutive trading days. The notification letter does not impact the Company's listing on the Nasdaq Global Select Market at this time. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until October 12, 2015, to regain compliance with Nasdaq Listing Rule 5450(a)(1). To regain compliance, the Company's common stock must have a closing bid price of at least $1.00 for a minimum of 10 consecutive business days. In the event the Company does not regain compliance by October 12, 2015, the Company may be eligible for an additional 180-day grace period to regain compliance. The Company is considering available options to resolve the noncompliance with the minimum bid price requirement, which may include a reverse stock split. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other NASDAQ listing criteria.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hansen Medical, Inc.

April 17, 2015	By:	/s/ Christopher P. Lowe

Name: Christopher P. Lowe
Title: Interim Chief Financial Officer